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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the inclusion in this Registration Statement of our report dated July 21, 1995 included in Horizon/CMS Healthcare Corporation's consolidated financial statements, included herein, for the year ended May 31, 1995 and to all references to our Firm included in this Registration Statement.

                                                  /s/ ARTHUR ANDERSEN LLP

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                                                   Arthur Andersen LLP

Albuquerque, New Mexico
January 11, 1996